Exhibit 99.1


                                                                 Sunterra
FOR IMMEDIATE RELEASE
JANUARY 17, 2006



            SUNTERRA CORPORATION SETS ANNUAL MEETING FOR FEBRUARY 22

      - COMPANY TO ADD INDEPENDENT DIRECTOR, EXPAND BOARD SEATS TO SEVEN -

     - ENGAGES BOSTON CONSULTING GROUP TO HELP ENHANCE MARKETING AND PRODUCT
                     PERFORMANCE, BUILD SHAREHOLDER VALUE -


LAS VEGAS, Jan 17, 2006 -- Sunterra Corporation (NASDAQ: SNRR) today announced that its Annual Shareholders' Meeting will take place on February 22, 2006, at 8:30 a.m. at the Embassy Suites Hotel, Orlando, Florida. The record date for shareholder eligibility to vote at the Annual Meeting will be January 30, 2006.

Sunterra also announced the Company's intent to expand its Board of Directors to seven members, by adding an independent director whose skills and experience will complement those of its current board members. The recruitment process is under way and is being conducted by the governance and nominating committee of the Board. It is expected to be completed within two to three months at which time the new board seat will be created. Shareholders will be given an update on the recruitment process at the 2006 annual meeting.

Separately, Sunterra announced that it has engaged the Boston Consulting Group ("BCG"), a leading international management consulting firm, to assist it in developing new strategic marketing and product initiatives. The project, which commenced in November 2005 and is expected to be completed in the second quarter of 2006, will encompass all of the Company's operations in North America and Europe, and is aimed at building shareholder value by enhancing the effectiveness of the Company's marketing and product development programs. Shareholders will also be updated on this initiative at the annual meeting.

Nicholas Benson, president and chief executive officer of Sunterra, said: "In early 2005, as part of our ongoing strategic planning process, we identified the need for an in-depth review of our current and future markets as they relate to our product development and positioning. In addition to the appointment of Dave Lucas as chief marketing officer in June 2005, we retained a number of vacation ownership industry experts to provide us with industry and market specific research. Following on from this work and in order to deliver the maximum value from this review process, we decided to employ an internationally renowned consulting firm with demonstrable expertise in the leisure sector. After an extensive evaluation process, we concluded that BCG would be an excellent

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advisor and engaged them last November. This exciting project is now well under way."

Sunterra Chairman David Gubbay said: "Sunterra's incumbent Board members have extensive business and industry experience, including detailed knowledge of the Company and the vacation ownership industry. They share a strong commitment to optimizing Sunterra's performance strategically, operationally and financially, and thereby building value for all our shareholders. We believe that the addition of a board member with extensive and complementary marketing and hospitality industry experience will benefit both the Company and its shareholders. We look forward to reviewing the candidates that emerge from the search process, and to identifying the individual who can best help us achieve our value-creation objectives."

The Company's decision to recruit an additional independent director follows an internal evaluation, which took place during 2005, consistent with best practices recommended by the National Association of Corporate Directors.

ABOUT SUNTERRA

Sunterra is one of the world's largest vacation ownership companies with more than 314,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the Company, can be found at www.sunterra.com.

ADDITIONAL INFORMATION

Sunterra Corporation will file with the Securities and Exchange Commission
(SEC), and will furnish to Sunterra's shareholders, a proxy statement in connection with Sunterra's 2006 Annual Meeting of Shareholders. Shareholders are urged to read this proxy statement (when it becomes available), as well as any amendments or supplements to the proxy statement, because it will contain important information. Shareholders will be able to obtain a copy of the proxy statement (when available), as well as other relevant documents (including any additional proxy solicitation materials filed with the SEC), free of charge at the SEC's website (www.sec.gov). In addition, these documents may be obtained free of charge by directing such requests to: Sunterra Corporation, Attn:
Investor Relations, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032,
(702) 804-8600 or from the Company's website (www.sunterra.com).

Sunterra and certain of its directors and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from Sunterra's shareholders with respect to the election of directors and other actions to be taken at Sunterra's 2006 Annual Meeting of Shareholders. Information regarding the persons who may be considered "participants" in the solicitation of proxies and their respective direct or indirect interests, by security holdings or otherwise, will be set forth in Sunterra's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Sunterra's common stock is set forth in the

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proxy statement for Sunterra's 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005, and in Statements of Changes of Beneficial Ownership of Securities on Form 4 filed after that date.


FORWARD-LOOKING STATEMENTS

Statements about future results and plans made in this release and the statements attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements are not guarantees of future performance, and involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. Future results, performance and achievements may be affected by our ability to successfully implement the cost reduction and marketing plans of our European operations, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.